Exhibit 10.2

AMENDMENT NUMBER 1 TO EMPLOYMENT AGREEMENT DATED JULY 28, 2011
BETWEEN CORNERWORLD CORPORATION AND SCOTT N. BECK

WITNESSETH:

WHEREAS, on July 28, 2011, CornerWorld Corporation and its Chief Executive Officer, Scott N. Beck (collectively the “Parties”) entered into an employment agreement (the “Agreement”).

WHEREAS, the Parties noticed an error in the Agreement and both Parties wished to correct the error.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, and for other good and valuable consideration, notwithstanding any provisions of the Agreement to the contrary, the Parties hereto hereby agree to the following:

Item 1(c) shall commence on the first anniversary dated of the Effective Date and continue for a total of ten (10) anniversary dates.

CORNERWORLD CORPORATION

By: /s/ Marc Blumberg

Marc Blumberg

Director